UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

___________________________________________________________________

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
February 15, 2019

___________________________________________________________________
COVENANT TRANSPORTATION GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-24960	88-0320154
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Birmingham Hwy., Chattanooga, TN	37419
(Address of principal executive offices)	(Zip Code)

(423) 821-1212
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

[ ]	Emerging growth company

[ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Explanatory Note: This amendment no. 1 (this “Amendment”) to Covenant Transportation Group, Inc.’s (the “Company’s”) current report on Form 8-K, filed with the Securities and Exchange Commission on February 22, 2019 (the “Original Form 8-K”) corrects an inadvertent mistake in the Original Form 8-K. The Original Form 8-K stated that Joey Hogan may receive between 17.5% and 140.0% of his 2019 year-end annualized salary depending on the consolidated performance targets achieved, if any, under the Company’s fiscal 2019 bonus program, when the correct percentages were between 18.75% and 150.0%. This Amendment corrects such mistake by amending and restating Item 5.02 of the Original Form 8-K. Except as described above, this Amendment does not modify or update any of the other information set forth in the Original Form 8-K.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 15, 2019, Mr. Paul Newbourne, Executive Vice President and Chief Operating Officer of Covenant Transport Solutions, Inc. (“Solutions”) informed Covenant Transportation Group, Inc. (the "Company") of his plans to retire in the spring of 2019.  Mr. Newbourne informed the Company of his desire to provide a smooth transition by continuing to serve in his roles until a suitable replacement is found.  The Company has greatly appreciated Mr. Newbourne's dedicated and valuable service and wishes him well following his retirement.

On February 20, 2019, the Compensation Committee (the "Committee") of the Company’s Board of Directors (the "Board") approved performance-based bonus opportunities for the Company's senior management group (the "Program") under the Company's 2006 Omnibus Incentive Plan, as amended (the "Plan").  As set forth in the Plan, the Committee may choose from a range of defined performance measures.

Under the Program, and consistent with the objectives of the Plan, certain employees, including the Company's named executive officers, may receive bonuses upon satisfaction of fiscal 2019 consolidated earnings per share targets (and, for Sam Hough and Paul Newbourne, the satisfaction of fiscal 2019 operating income and operating ratio targets established for the Company's subsidiaries, Covenant Transport, Inc. ("CTI") and Solutions, respectively) (collectively, the "Performance Targets").  Each applicable Performance Target corresponds to a percentage bonus opportunity for the employee that is multiplied by the employee's 2019 year-end annualized salary to determine the employee's bonus.  Pursuant to the Program, in 2019 the Company's named executive officers are eligible to receive performance bonuses as follows: (i) David Parker may receive between 20.0% and 160.0% of his 2019 year-end annualized salary depending on the consolidated Performance Targets achieved, if any, (ii) Joey Hogan may receive between 18.75% and 150.0% of his 2019 year-end annualized salary depending on the consolidated Performance Targets achieved, if any, (iii) Richard Cribbs may receive between 15.0% and 120.0% of his 2019 year-end annualized salary depending on the consolidated Performance Targets achieved, if any, (iv) Sam Hough may receive between 6.875% and 55.0% of his 2019 year-end annualized salary depending on the consolidated Performance Targets achieved, if any, and between 6.875% and 55.0% of his 2019 year-end annualized salary depending on the Performance Targets achieved for CTI, if any, and (v) Paul Newbourne may receive between 6.25% and 50.0% of his annualized salary as of the date of his retirement depending on the consolidated Performance Targets achieved, if any, and between 12.5% and 50.0% of his annualized salary as of the date of his retirement depending on the Performance Targets achieved for Solutions, if any.  The performance bonus earned by Mr. Newbourne will be prorated for the partial year of service through his retirement date.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COVENANT TRANSPORTATION GROUP, INC.

Date: March 7, 2019	By:	/s/ Richard B. Cribbs
Richard B. Cribbs
Executive Vice President and Chief Financial Officer